Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Cue Health Inc.
San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated April 19, 2021, relating to the financial statements of Cue Health Inc. (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (no. 333-259250), as amended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, LLP

San Diego, California
September 24, 2021